Exhibit 99.1


          GameStop Reports Best Ever First Quarter Results;
   First Quarter EPS Exceeds Guidance; Net Earnings Increase 111%;
       Robust Sales of Next-Generation Hardware Drive Quarter;
                   Fiscal 2007 EPS Guidance Raised


    GRAPEVINE, Texas--(BUSINESS WIRE)--May 23, 2007--GameStop Corp. (NYSE: GME), the world's largest video game and entertainment software retailer, today announced financial results for the first quarter ended May 5, 2007. Please note that all per share data has been adjusted for the Class B share conversion and the two-for-one stock split that occurred subsequent to February 3, 2007.

    GameStop's net earnings were $24.7 million for the first quarter of 2007, including debt retirement costs of $6.7 million ($4.2 million, net of tax benefits), an 111% increase over the first quarter of 2006. Diluted earnings per share were $0.15 for the first quarter of 2007, including debt retirement costs of $0.03 per diluted share, exceeding previously released guidance.

    Total company sales increased 23.0% to $1,279.0 million in comparison to $1,040.0 million in the prior year quarter. Comparable store sales increased 15.3% during the first quarter, also beating previously released guidance of 12.0% to 14.0%. Hardware sales grew 75.1% in the first quarter, driven by overwhelming demand for Nintendo's Wii and DS Lite systems, and strong sales of Microsoft's Xbox 360 and Sony's PS3.

    R. Richard Fontaine, GameStop's Chairman and Chief Executive Officer, stated, "Our first quarter results were driven by the strong growth of next generation hardware despite both Nintendo products, the Wii and DS Lite, being in short supply throughout the quarter. Our business is benefiting from unmatched platform expansion. For much of the quarter, seven different platforms were represented among our top 25 best sellers. Not only was this unprecedented, but there is every indication that the Wii and DS Lite titles are attracting a new audience of gamers, while the allure of genre breakthrough titles like Guitar Hero II are expanding the audience for video game product.

    "The quarter also reflected strong operational control and efficiencies. Our operating margins increased by 100 basis points even in the face of lower gross margins due to the very strong sale of lower margin hardware. SG&A expenses decreased by 260 basis points due to the excellent expense leveraging of our increasing sales, continued distribution efficiencies as a result of our synergies from the EB Games merger, and an improved system of in-store scheduling.

    "I am also happy to announce that during the first quarter
GameStop was added to the Fortune 500 list of largest U.S.
corporations," concluded Fontaine.

    The top selling video games during the quarter were Nintendo's POKEMON DIAMOND and PEARL, Sony's GOD OF WAR II, Activision's GUITAR HERO II, Microsoft's CRACKDOWN, and Ubisoft's GHOST RECON: ADVANCED WARFIGHTER 2.

    Updated Guidance

    For the second quarter of fiscal 2007, the company expects comparable store sales to range from +16.0% to +18.0%. Diluted earnings per share are expected to range from $0.07 to $0.08. This compares to earnings per share of $0.02 in the second quarter of 2006.

    Due to the excellent results in the first quarter, we are raising our full year 2007 diluted earnings per share guidance to range from $1.39 to $1.42. Total revenues are still projected to grow between 19.0% and 21.0%, with comparable store sales ranging from +14.0% to +16.0%.

    Note that guidance does not include debt retirement costs.

    Conference Call and Webcast Information

    A conference call with GameStop Corp.'s management is scheduled for May 23, 2007 at 11:00 AM ET to discuss the first quarter sales and earnings results. The conference call will be simulcast on the Internet at (http://www.gamestop.com/investor-relations/). The conference call will be archived on the website until June 6, 2007.

    About GameStop Corp.

    Headquartered in Grapevine, TX, GameStop Corp. is the world's largest video game and entertainment software retailer. The company operates 4,816 retail stores across the United States and in fifteen countries worldwide. The company also operates two e-commerce sites, GameStop.com and EBgames.com, and publishes Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for next generation video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestop.com/corporate.

    Safe Harbor

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the outlook for fiscal 2007 and beyond, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including Sony's PlayStation 3 and Nintendo's Wii; the timing of release of video game titles for next generation consoles; the risks associated with expanded international operations, and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2007 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov.


                            GameStop Corp.
                       Statements of Operations
                (in thousands, except per share data)

                                         13 weeks         13 weeks
                                           ended           ended
                                        May 5, 2007    April 29, 2006
                                       -------------   --------------

Sales                                 $   1,278,983   $    1,040,027
Cost of sales                               930,214          737,993
                                       -------------   --------------

   Gross profit                             348,769          302,034

Selling, general and administrative
    expenses                                250,154          231,470
Depreciation and amortization                31,035           25,932
Stock-based compensation                      6,962            5,190
Merger-related expenses                          --            1,326
                                       -------------   --------------

Operating earnings                           60,618           38,116

Interest expense, net                        14,116           19,329
Debt extinguishment expense                   6,724               --
                                       -------------   --------------

Earnings before income tax expense           39,778           18,787

Income tax expense                           15,055            7,086
                                       -------------   --------------

Net earnings                          $      24,723   $       11,701
                                       =============   ==============

Earnings per common share:
     Basic                                    $0.16            $0.08
     Diluted                                  $0.15            $0.07

Weighted average common shares
 outstanding:
     Basic                                  153,439          146,782
     Diluted                                161,256          156,944



Percentage of Sales:
-------------------------------------

Sales                                         100.0%           100.0%
Cost of sales                                  72.7%            71.0%
                                       -------------   --------------

Gross profit                                   27.3%            29.0%

SG&A expenses                                  19.6%            22.2%
Depreciation and amortization                   2.4%             2.5%
Stock-based compensation                        0.6%             0.5%
Merger-related expenses                         0.0%             0.1%
                                       -------------   --------------

Operating earnings                              4.7%             3.7%

Interest expense, net                           1.1%             1.9%
Debt extinguishment expense                     0.5%              --
                                       -------------   --------------

Earnings before income tax expense              3.1%             1.8%

Income tax expense                              1.2%             0.7%
                                       -------------   --------------

Net earnings                                    1.9%             1.1%
                                       =============   ==============


                            GameStop Corp.
                            Balance Sheets
                (in thousands, except per share data)

                                                   May 5,   April 29,
                                                   2007       2006
                                                 ---------- ----------
ASSETS:
Current assets:
       Cash and cash equivalents                $  307,328 $  224,881
       Receivables, net                             38,856     33,375
       Merchandise inventories                     793,517    631,874
       Prepaid expenses and other current assets    45,721     35,357
       Prepaid taxes                                52,136     53,340
       Deferred taxes                               36,220     43,843
                                                 ---------- ----------
                 Total current assets            1,273,778  1,022,670
                                                 ---------- ----------

Property and equipment:
       Land                                         11,168     10,498
       Buildings & leasehold improvements          318,215    272,578
       Fixtures and equipment                      447,649    358,604
                                                 ---------- ----------
                                                   777,032    641,680
       Less accumulated depreciation and
        amortization                               317,276    210,799
                                                 ---------- ----------
                 Net property and equipment        459,756    430,881
                                                 ---------- ----------

Goodwill, net                                    1,403,557  1,392,467
Assets held for sale                                    --     19,315
Other noncurrent assets                             49,687     47,977
                                                 ---------- ----------
                 Total assets                   $3,186,778 $2,913,310
                                                 ========== ==========


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
       Accounts payable                         $  597,444 $  410,808
       Accrued liabilities                         287,394    294,850
       Note payable, current portion                12,173     12,173
                                                 ---------- ----------
                 Total current liabilities         897,011    717,831

Deferred taxes                                          --     12,307
Other long-term liabilities                         70,951     37,984
Notes payable, long-term portion                        --     21,117
Senior floating and fixed rate notes payable,
 net of discount                                   737,374    942,023
                                                 ---------- ----------
                 Total liabilities               1,705,336  1,731,262
                                                 ---------- ----------

Stockholders' equity:
       Preferred stock - authorized 5,000 shares;
          no shares issued or outstanding               --         --
       Class A common stock - $.001 par value;
          authorized 300,000 shares; 157,414 and
          149,890 shares issued and outstanding,
          respectively                                 157        150
       Additional paid-in-capital                1,109,130    973,406
       Accumulated other comprehensive income       13,515      4,445
       Retained earnings                           358,640    204,047
                                                 ---------- ----------
                 Total stockholders' equity      1,481,442  1,182,048
                                                 ---------- ----------
                 Total liabilities and
                  stockholders' equity          $3,186,778 $2,913,310
                                                 ========== ==========


                              Schedule I
                            GameStop Corp.
                              Sales Mix


                                     13 Weeks Ended    13 Weeks Ended
                                       May 5, 2007     April 29, 2006
                                     ---------------  ----------------

                                              Percent          Percent
                                      Sales     of     Sales     of
                                               Total            Total
                                     -------- ------- -------- -------
Sales (in millions):

New video game hardware             $  281.4   22.0%$   160.7    15.4%
New video game software                460.6   36.0%    406.3    39.1%
Used video game products               326.4   25.5%    275.4    26.5%
Other                                  210.6   16.5%    197.6    19.0%

                                     -------- ------  -------- -------
     Total                          $1,279.0  100.0%$ 1,040.0   100.0%
                                     ======== ======  ======== =======





======================================================================

                             Schedule II
                            GameStop Corp.
                           Gross Profit Mix


                                     13 Weeks Ended    13 Weeks Ended
                                       May 5, 2007     April 29, 2006
                                     ---------------  ----------------
                                               Gross            Gross
                                      Gross   Profit   Gross   Profit
                                      Profit  Percent  Profit  Percent
                                     -------- ------- -------- -------

Gross Profit (in millions):

New video game hardware             $   21.6    7.7%$    13.0     8.1%
New video game software                 91.8   19.9%     82.0    20.2%
Used video game products               164.3   50.3%    141.1    51.2%
Other                                   71.1   33.8%     65.9    33.4%

                                     --------         --------
     Total                          $  348.8   27.3%$   302.0    29.0%
                                     ========         ========


    CONTACT: GameStop Corp.
             Media Contact:
             Chris Olivera, 817-424-2130
             Divisional Vice President,
             Corporate Communications
             or
             Investor Contact:
             David W. Carlson, 817-424-2130
             Executive Vice President &
             Chief Financial Officer